BRIDGES INVESTMENT FUND, INC.

INDIVIDUAL RETIREMENT ACCOUNT

CUSTODIAL AGREEMENT

This Custodial Agreement, made and entered into the 13th day of January, 1976, as amended and restated, as of the 1st day of January, 1993, is hereby further amended and restated as of the 1st day of January 2002, by and between BRIDGES INVESTMENT FUND, INC. (hereinafter the "Sponsor") and U.S. Bank National Association, Omaha, Nebraska (hereinafter the "Custodian"),

WITNESSETH:

ARTICLE I

A. Upon completion and execution of the Application Form by an individual (hereinafter the "Depositor") and upon acceptance thereof by the Custodian, the Custodian shall establish and maintain an Individual Retirement Custodial Account (hereinafter the "Account"), in the name of the Depositor, pursuant to the terms and conditions of this Agreement. The Depositor's contributions and any accumulations and earnings thereon shall be credited to the Account. The Account shall be established and maintained for the exclusive benefit of the Depositor and his Beneficiary or Beneficiaries.

If this Custodial Agreement establishes a spousal retirement Account pursuant to the Depositor's election in the Application Form, the Custodian shall establish and maintain a separate Account in the name of each Depositor who is a signatory to the Application Form of this Custodial Agreement. Under a spousal Account the Custodian will credit contributions made on behalf of the spouse to that spouse's separate Account. In the event, a spousal Account is so established, the term "Depositor" shall mean either husband or wife, both of whose names must appear on the signature lines of the Application Form.

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B. The amount of each contribution shall be applied to the purchase of shares of Bridges Investment Fund, Inc. (hereinafter referred to as "Investment Company Shares"). Such purchases shall be made on the first business day following the day said contribution is received; provided, however, if the contribution received is less than $500 then, in such event, the purchase of Investment Company Shares shall be made not later than the next following 5th, 15th or 25th day of the month after receipt of the contribution.

All cash dividends and capital gain distributions received in respect of Investment Company Shares held in the Depositor's Account shall be reinvested in shares of the Investment Company from which they were received and such shares shall be credited to such Account. Such reinvestment shall be made on the last bank business day of the month in which the distribution is received by the Custodian and on which such shares are offered for sale. The amount of each such distribution, unless received in additional shares of such Company, and the amount of each contribution credited to such Account shall be applied to the purchase of as many full Investment Company Shares as can be purchased with the amount of such contribution or distribution plus any uninvested, unexpended balance of any prior such amount credited to such Account, and the Custodian, in its discretion may, but need not, purchase fractional shares of such Company. Any uninvested, unexpended balance of such contribution or distribution shall remain credited to such Account. If any distribution may be received at the election of the shareholder in additional Investment Company Shares or in cash or other property, the Custodian shall elect to receive such distribution in additional Investment Company Shares. All Investment Company Shares acquired by the Custodian shall be registered in the name of the Custodian or its nominee, but ownership thereof shall be deemed vested in the Depositor subject to the terms and provisions of this Agreement.

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C. No portion of the amount held in the Account shall be used for the purchase of a life insurance contract. The assets of the Account shall not be commingled with other property except in a common trust fund or common investment fund as defined in Section 408 of the Internal Revenue Code (hereinafter the "Code") and appurtenant regulations.

D. The value of the Depositor's interest in his Account shall be one hundred percent (100%) vested in such Depositor at all times but the Depositor shall not have any right to pledge any part of his Account as security for a loan or to assign, transfer, encumber, or anticipate his interest in his Account, or any payments to be made thereunder, and no benefit, right or interest of any Depositor shall be in any way subject to any legal process of execution, garnishment or attachment.

ARTICLE II

A. Except in the case of a rollover contribution (as permitted by Code Sections 402(c), 402(e)(6), 403(a)(4), 403(b)(8), 403(b)(10), 408(d)(3) and 457(e)(16)) or a contribution made in accordance with the terms of a Simplified Employee Pension (SEP) as described in Section 408(k), no contributions will be accepted unless they are in cash, and the total of such contributions shall not exceed the lesser of 100% of the Depositor's Compensation included in his gross income, or

(1) $3,000 for any taxable year beginning in 2002 through 2004;

(2) $4,000 for any taxable year beginning in 2005 through 2007; and

(3) $5,000 for any taxable year beginning in 2008 and years thereafter.

After 2008, the limit will be adjusted by the Secretary of the Treasury for cost-of-living increases under Code Section 219(b)(5)(C). Such adjustments will be in multiples of $500.

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B. In the case of an individual who is 50 or older, the annual cash contribution limit is increased by:

(1) $500 for any taxable year beginning in 2002 through 2005; and

(2) $1,000 for any taxable year beginning in 2006 and years thereafter.

C. No contributions will be accepted under a SIMPLE IRA plan established by any employer pursuant to Section 408(p). Also, no transfer or rollover of funds attributable to contributions made by a particular employer under its SIMPLE IRA plan will be accepted from a SIMPLE IRA, that is, an IRA used in conjunction with a SIMPLE IRA plan, prior to the expiration of the 2-year period beginning on the date the individual first participated in that employer's SIMPLE IRA plan.

D. "Compensation" means wages, salaries, professional fees, or other amounts derived from or received for personal services actually rendered (including, but not limited to commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, and bonuses) and includes earned income, as defined in Section 401(c)(2) of the Code (reduced by the deduction the self-employed individual takes for contributions made to a self-employed retirement plan). For purposes of this definition, Section 401(c)(2) of the Code shall be applied as if the term trade or business for purposes of Section 1402 of the Code included service described in subsection (c)(6). Compensation does not include amounts derived from or received as earnings or profits from property (including but not limited to interest and dividends) or amounts not includible in gross income. Compensation also does not include any amount received as a pension or annuity or as deferred compensation. The term "Compensation" shall include any amount includible in the individual's gross income under Section 71 of the Code with respect to a divorce or separation instrument described in subparagraph (A) of Section 71(b)(2) of the Code.

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E. If this Custodial Agreement establishes an Account for the benefit of a married individual whose Compensation (as that term is defined in Article II.D) is less than that of his or her spouse and who files a joint income tax return with his or her spouse, the Depositor shall not make a contribution that exceeds, for the taxable year in question, the lesser of (a) the amounts provided in Articles II.A and II.B; or (b) the sum of (i) the Depositor's Compensation and (ii) his or her spouse's Compensation, reduced by any amount contributed and allowed as a deduction to his or her spouses individual retirement account.

F. Upon a divorce or legal separation, the spouse for whom a spousal Account had been established (as described in the preceding paragraph) may continue to make cash contributions to his or her Account as a Depositor if such spouse has Compensation (as that term is defined in Article II.D) in the taxable year for which a contribution is to be made.

G. Upon notification to the Custodian at the time a contribution is made, the Depositor shall be deemed to have made a contribution to the Account on the last day of the preceding taxable year if the contribution is made on account of such taxable year and is not made later than the April 15 due date of the Depositor's income tax return (not including extensions thereof).

H. The Depositor shall make no contribution in the taxable year in which he or she reaches age 70-1/2 years, or in any succeeding taxable year. Any contribution in excess of the contribution limits of this Article, unless returned with earnings thereon no later than the due date of Depositor's income tax return, will result in a federal excise tax of six percent (6%) per year for the excess until the excess amount is withdrawn from the Account or the Depositor contributes less than he is entitled to contribute in following years and thereby eliminates the excess.

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I. In the event the Account is maintained for the purpose of establishing a Simplified Employee Pension Plan (within the meaning of Section 408(k) of the Code), the Custodian shall not accept in any taxable year of the Depositor employer contributions which exceed the lesser of (i) twenty-five percent (25%) of the Depositor's Compensation paid by the contributing employer (determined without regard to the employer's contribution to the Simplified Employee Pension Plan), or (ii) $40,000 (or the dollar amount then in effect under Section 415(c)(1)(A) of the Code).

J. The interest of the Depositor in the balance of the Account shall at all times be nonforfeitable.

ARTICLE III

A. The entire interest of the Depositor in the custodial account must be, or commence to be, distributed no later than the April 1 following the calendar year in which the Depositor attains the age of 70-1/2 years (the "Required Beginning Date"). For each succeeding year (including the year of the Required Beginning Date), a distribution must be made on or before December 31. Not later than the Required Beginning Date the Depositor may elect, in a form and at such time as may be acceptable to the Custodian, to have the balance of his Account distributed in one or more of the following forms:

(1) A single sum payment; or

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(2) Equal or substantially equal monthly, quarterly or annual payments, over a period certain not longer than the life expectancy of the Depositor; or

(3) Equal or substantially equal monthly, quarterly or annual payments over a period certain not longer than the life expectancy of the Depositor, or the lives of the Depositor and his or her designated Beneficiary.

Payments made in accordance with the preceding options will continue only so long as amounts remain in the Account. Once the Account is exhausted, the Custodian will be relieved of any and all liability to make payments to the Depositor or his Beneficiary.

Notwithstanding that distributions may have commenced to a Depositor, the Depositor may elect to receive the undistributed portion of the Account in another form provided herein. If the Depositor fails to elect a method of distribution on or before the Required Beginning Date, distribution to the Depositor will be made on the Required Beginning Date by a single sum payment.

B. For distributions made during the Depositor's lifetime, if the Depositor elects a mode of distribution under (2) or (3) above, the minimum payments that must be made each year (commencing with the calendar year in which the individual attains age 70-1/2 and continuing through the year of death), shall not be less than the quotient obtained by dividing the entire interest of the Depositor in the Account as of the end of the preceding year by the distribution period in the Uniform Lifetime Table in Q&A-2 of Section 1.401(a)(9)-9 of the Income Tax Regulations, using the Depositor's age as of his or her birthday in the year. However, if the Depositor's sole designated Beneficiary is his or her surviving spouse and such spouse is more than 10 years younger than the Depositor, then the distribution period is determined under the Joint and Last Survivor Table in Q&A-3 of Section 1.401(a)(9)-9 of the Income Tax Regulations, using the ages as of the Depositor's and spouse's birthdays in the year. Payments for taxable years after the first distribution calendar year shall be made by December 31 of each such year.

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C. If the Depositor dies on or after the Required Beginning Date, the remaining portion of his or her interest in the Account will be distributed at least as rapidly as follows:

(1) If the Depositor's designated Beneficiary is someone other than the Depositor's surviving spouse, the remaining interest will be distributed over the remaining life expectancy of the Depositor's designated Beneficiary, with such life expectancy determined using the Beneficiary's age as of his or her birthday in the year following the year of the Depositor's death, or over the period described in Article III.C(3) below if longer.

(2) If the Depositor's sole designated Beneficiary is the Depositor's surviving spouse, the remaining interest will be distributed over such spouse's life or over the period described in Article III.C(3) below if longer. Any interest remaining after such spouse's death will be distributed over such spouse's remaining life expectancy determined using the spouse's age as of his or her birthday in the year of the spouse's death, or, if the distributions are being made over the period described in Article III.C(3) below, over such period.

(3) If there is no designated Beneficiary of the Depositor, or if applicable by operation of Articles III.C(1) or III.C(2) above, the remaining interest will be distributed over the Depositor's remaining life expectancy determined in the year of the Depositor's death.

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(4) The amount to be distributed each year under Articles III.C(1), III.C(2), or III.C(3), beginning with the calendar year following the calendar year of the Depositor's death, is the quotient obtained by dividing the value of the Account as of the end of the preceding year by the remaining life expectancy specified in such paragraph. Life expectancy is determined using the Single Life Table in Q&A-1 of Section 1.401(a)(9)-9 of the Income Tax Regulations.

If distributions are being made to a surviving spouse as the sole designated Beneficiary, such spouse's remaining life expectancy for a year is the number in the Single Life Table corresponding to such spouse's age in the year. In all other cases, remaining life expectancy for a year is the number in the Single Life Table corresponding to the Beneficiary's or Depositor's age in the year specified in Articles III.C(1), III.C(2), or III.C(3) and reduced by 1 for each subsequent year.

D. If the Depositor dies before the Required Beginning Date, his or her entire interest in the Account will be distributed at least as rapidly as follows:

(1) If the designated Beneficiary is someone other than the Depositor's surviving spouse, the entire interest will be distributed, starting by the end of the calendar year following the calendar year of the Depositor's death, over the remaining life expectancy of the designated Beneficiary, with such life expectancy determined using the age of the Beneficiary as of his or her birthday in the year following the year of the Depositor's death, or, if elected, in accordance with Article III.D(3) below.

(2) If the Depositor's sole designated Beneficiary is the Depositor's surviving spouse, the entire interest will be distributed, starting by the end of the calendar year following the calendar year of the Depositor's death (or by the end of the calendar year in which the Depositor would have attained age 70 1/2, if later), over such spouse's life, or, if elected, in accordance with Article III.D(3) below. If the surviving spouse dies before distributions are required to begin, the remaining interest will be distributed, starting by the end of the calendar year following the calendar year of the spouse's death, over the spouse's designated beneficiary's remaining life expectancy determined using such beneficiary's age as of his or her birthday in the year following the death of the spouse, or, if elected, will be distributed in accordance with Article III.D(3) below. If the surviving spouse dies after distributions are required to begin, any remaining interest will be distributed over the spouse's remaining life expectancy determined using the spouse's age as of his or her birthday in the year of the spouse's death.

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(3) If there is no designated Beneficiary, or if applicable by operation of Article III.D(1) or III.D(2) above, the entire interest will be distributed by the end of the calendar year containing the fifth anniversary of the Depositor's death (or of the spouse's death in the case of the surviving spouse's death before distributions are required to begin under Article III.D(2) above).

(4) The amount to be distributed each year under Articles III.D(1) or III.D(2) is the quotient obtained by dividing the value of the Account as of the end of the preceding year by the remaining life expectancy specified in such Article. Life expectancy is determined using the Single Life Table in Q&A-1 of Section 1.401(a)(9)-9 of the Income Tax Regulations. If distributions are being made to a surviving spouse as the sole designated Beneficiary, such spouse's remaining life expectancy for a year is the number in the Single Life Table corresponding to such spouse's age in the year. In all other cases, remaining life expectancy for a year is the number in the Single Life Table corresponding to the Beneficiary's age in the year specified in Article III.D(1) or III.D(2) and reduced by 1 for each subsequent year.

E. The "value" of the Account includes the amount of any outstanding rollover, transfer and recharacterization under Q&A-7 and Q&A-8 of Section 1.408-8 of the Income Tax Regulations.

F. If the sole designated Beneficiary is the Depositor's surviving spouse, the spouse may elect to treat the Account as his or her own Account. This election will be deemed to have been made if such surviving spouse makes a contribution to the Account or fails to take required distributions as a Beneficiary.

G. In all cases under Articles III.C, III.D, III.E, III.F, the Beneficiary may elect at any time to accelerate or increase the payments otherwise provided for hereunder unless the Depositor, on a form prescribed by the Custodian, has elected a specific payment term or a method which will apply to the Beneficiary, including a surviving spouse.

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An individual may satisfy the minimum distribution requirements under Sections 408(a)(6) and 408(b)(3) of the Code by receiving a distribution from one individual retirement account that is equal to the amount required to satisfy the minimum distribution requirements for two or more individual retirement accounts. For this purpose, the owner of two or more individual retirement accounts may use the "alternative method" described in Notice 88-38, 1988-1, C.B. 524, to satisfy the minimum distribution requirements described above.

If the Depositor dies before his or her Account has been distributed, and if the Beneficiary is other than the Depositor's surviving spouse, no additional contributions, including rollover contributions, may be made to the Account.

For all purposes of this Article III, a Depositor's "Beneficiary" shall be the person or persons designated as such in the Depositor's Application Form or such other person or persons who from time to time may be designated by the Depositor on a Beneficiary designation form prescribed by the Sponsor and filed with the Sponsor before the Depositor's death. In the absence of a valid Beneficiary designation, the Depositor's Beneficiary shall be the Depositor's spouse, if living, otherwise the Depositor's estate. If the Depositor designates multiple Beneficiaries, unless directed otherwise by the Depositor, then upon the Depositor's death, the Custodian shall divide the Depositor's remaining Account balance into separate shares in accordance with each Beneficiary's share of the Account as determined under the Depositor's beneficiary designation.

For all purposes of this Article III, distributions are considered to have begun if the distributions are made on account of the Depositor reaching his or her Required Beginning Date. If the Depositor receives distributions prior to the Required Beginning Date and the Depositor dies, distributions will not be considered to have begun.

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H. Notwithstanding any provision of this Article III to the contrary, the distribution of a recipient's interest hereunder shall be made in accordance with the minimum distribution requirements of Section 408(a)(6) of the Code and the Income Tax Regulations thereunder, the provisions of which are herein incorporated by reference. The minimum distributions calculated for this Account may be withdrawn from another IRA of the Depositor in accordance with Q&A-9 of Section 1.408-8 of the Income Tax Regulations.

I. The Depositor shall always have the right to withdraw all or any part of his Account upon written notice to the Custodian. As a rule, if a distribution is made to a Depositor before such Depositor attains the age of 59-1/2 (a "pre-age 59-1/2 distribution"), the Depositor may be subject to a ten percent (10%) federal penalty tax on the amount of the premature distribution in addition to the ordinary federal and state income taxes for the distribution. As exceptions to the rule, the 10% federal penalty tax may not apply if a pre-age 59-1/2 distribution is on account of the Depositor's death or Disability, or if the pre-age 59-1/2 distribution is a part of a series of substantially equal periodic payments (within the meaning of Section 72(t)(2)(A)(iv) of the Code), or if the distribution is a qualified first-time homebuyer distribution (within the meaning of Section 72(t)(2)(F) of the Code), or for qualified higher education expenses (within the meaning of Section 72(t)(2)(E) of the Code). "Disability" means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long-continued and indefinite duration. If the Depositor uses all or any portion of his Account as security for a loan, or if all or any portion of the Account is invested in collectibles (within the meaning of Section 408(m) of the Code) then such portion of his Account shall be treated as being distributed to the Depositor and shall be subject to the tax and penalty discussed above. A payment that is to be a "rollover contribution" as defined in Section 408(d)(3) of the Code and appurtenant regulations, or the setting aside of all or any portion of the Account to the spouse of the Depositor under a divorce decree or a written instrument incident to such divorce, shall not be deemed to be a distribution. Except in the case of Depositor's death or Disability (as defined in Section 72(m)(7) of the Code) or attainment of age 59-1/2, before distributing an amount from the Account, the Custodian may require from the Depositor a declaration of the Depositor's intention as to the disposition of the amount distributed.

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ARTICLE IV

A. The Depositor agrees to provide such information to the Custodian at such time and in such manner as may be necessary for the Custodian to prepare any reports required pursuant to Section 408(i) of the Code and the regulations thereunder, as well as any other information returns as may be required by the Custodian under federal or state tax laws.

B. The Custodian agrees to submit reports to the Internal Revenue Service and the Depositor at such time and in such manner and containing such information concerning minimum distributions as is prescribed by the Internal Revenue Service.

ARTICLE V

A. The Custodian shall make payments from the Depositor's Account from time to time in accordance with written instructions, in form acceptable to the Custodian, received from the Depositor. The Custodian shall be fully protected in acting on written instructions of the Depositor and shall not be liable with respect to such payment. The Depositor shall be solely responsible for determining his eligibility to participate in the Account, the deductibility of his contributions, and the timeliness and tax consequences of distributions from the Account. The Custodian shall be entitled to rely absolutely on the representations of the Depositor with respect to all such matters. The Custodian shall only be held responsible for a failure to use ordinary diligence in safekeeping all funds deposited hereunder or making payments as required by the Depositor.

B. The Custodian shall not engage in any prohibited transactions as defined in Section 4975 of the Code.

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C. The Custodian may, pursuant to such procedures as may be established from time to time, receive direct transfers of amounts from other individual retirement accounts of the Depositor to the Depositor's Account established hereunder.

ARTICLE VI

A. The Sponsor, with the consent of the Custodian, may amend any or all provisions of this Custodial Agreement or the Application Form at any time. Any such amendment may be retroactive and shall be effective as of the date specified therein. By executing the Application Form, the Depositor shall be deemed to have delegated to the Sponsor the power to make such amendments and to have consented thereto. The Sponsor shall notify the Depositor of any such amendment within thirty (30) days after the date of adoption of such amendment or its effective date, whichever is later. No such amendment shall authorize or permit any part of the Depositor's Account to be used for or diverted to purposes other than for the exclusive benefit of the Depositor and his Beneficiary or Beneficiaries.

B. The Depositor or the Custodian shall have the right to terminate the Account upon 60 days written notice to the other party. In the event of such termination, the Custodian shall make distribution of the Account to the Depositor or to another qualified plan or successor Custodian designated by the Depositor.

Notwithstanding any other provision hereof, the Depositor may revoke the Account at any time within seven (7) days after the date of execution of the Application form by mailing or delivering a written notice of revocation to the Custodian as provided in Section 1 of the Disclosure Statement which is furnished to the Depositor upon the establishment of this Account.

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C. The Sponsor and Custodian shall at all times administer the Account in accordance with the applicable federal tax laws which govern individual retirement accounts and such Depositor and Beneficiary of the Account shall be deemed to have consented to any such action taken pursuant to this standard notwithstanding any provision in this Custodial Agreement to the contrary.

EXECUTED this _____ day of _________________ 2002.

BRIDGES INVESTMENT FUND, INC.,

Sponsor

By:

President

U.S. BANK NATIONAL ASSOCIATION,

OMAHA, NEBRASKA, Custodian

By:

Its:

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BRIDGES INVESTMENT FUND, INC.

INDIVIDUAL RETIREMENT CUSTODIAL ACCOUNT

APPLICATION FORM

The undersigned, by completing this Application Form as the Depositor, hereby establishes an Individual Retirement Custodial Account with the U.S. Bank National Association, pursuant to the Bridges Investment Fund, Inc. Individual Retirement Account Custodial Agreement, the terms of which are incorporated herein by this reference. The undersigned acknowledges receipt of a copy of said Custodial Agreement and a Disclosure Statement regarding said Custodial Agreement.

I. Account

A. Name and Address of Depositor:

B. Social Security Number:

C. Birth Date:

D. Taxable Year (if other than calendar year):

E. Name of Spouse:

F. Name of Beneficiary or Beneficiaries and addresses if other than spouse:

II. Fees

Until otherwise changed in accordance with the terms of the Custodial Agreement, the Custodian shall receive fees for its services with respect to each Account established hereunder as follows:

A. Acceptance Fee: $5.00, payable upon establishment of the Account.

B. Annual Maintenance Fee: $8.00 per year for each year until withdrawals from the Account are begun by the Depositor or his Beneficiary.

C. Termination Fee: $8.00, payable on the termination and closure of the Account by the Depositor or his Beneficiary.

D. Periodic Cash Distribution: $1.75 for each payment.

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E. Reinvestment of Cash Distributions (dividend and capital gains payments from the share of Bridges Investment Fund, Inc.): $1.05 for each reinvestment.

Extraordinary services resulting from unusual administrative responsibilities not contemplated by the above schedule will be subject to such additional charges as will reasonably compensate the Custodian for the services involved.

The foregoing charges will be deducted by the Custodian from the Depositor's contributions, dividends, or capital gain distributions, periodic cash distributions, and termination remittances before investments or separation payments are made.

III. Prospectus

Depositor represents that he has received copies of the current Prospectus of Bridges Investment Fund, Inc.

IV. Depositor's Right to Revoke

Notwithstanding any provision hereof, or any provision of the Custodial Agreement, the Depositor shall have the right to revoke this Application Form and the Custodial Account at any time within seven (7) days after the date of execution of this Application Form.

V. Instructions to Depositor

Depositor shall mail both copies of the Application Form, and executed Contribution Form and the initial contribution to U.S. Bank National Association, 1700 Farnam Street, Omaha, Nebraska 68102.

Date: ____________________________.

___________________________________

Signature of Depositor

ACCEPTED for U.S. Bank National Association,

Omaha, Nebraska

By: _______________________________________

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DISCLOSURE STATEMENT

BRIDGES INVESTMENT FUND, INC.

INDIVIDUAL RETIREMENT ACCOUNT CUSTODIAL AGREEMENT

NOTE: A prospective Depositor should read and acknowledge receipt of this statement prior to executing his or her Application Agreement.

As a prospective Depositor under the Bridges Investment Fund, Inc., Individual Retirement Account Custodial Agreement (the "Account"), you are advised of the following:

    Right to Revoke. Each individual who executes the Application Form may revoke the Account by mailing or delivering written notice of such revocation to the Custodian at any time within seven (7) days after executing the Application Form. Such notice of revocation shall be delivered or addressed to the Custodian, U.S. Bank National Association, Omaha, Nebraska, 1700 Farnam Street, Omaha, Nebraska 68102, telephone (402) 348-6350. A notice of revocation shall be deemed mailed on the date of the postmark (or if sent by certified or registered mail, the date of the certification or registration) if it is deposited in the mail in the United States in an envelope or other appropriate wrapper, first class postage prepaid, properly addressed. If you revoke your Account, you shall be returned your entire original contribution, including sales commissions and administrative expenses incurred in establishing the Account.
    The Internal Revenue Code requires that the Custodial Agreement contain the following provisions:
    Allowable Contributions. Except in the case of a "rollover contribution," no contribution will be accepted unless it is in cash, and contributions will not be accepted in excess of the amounts described in Section 3 of this Disclosure Statement for any taxable year. See Section 3(o) of this Disclosure Statement for more details on rollover contributions.
    Custodian. The Custodian (or Trustee) of the Account must be a bank or other organization approved by the Commissioner of Internal Revenue.
    No Investment in Life Insurance Contracts. No portion of the Account may be invested in life insurance contracts.
    Account Nonforfeitable. Your interest in your Account is nonforfeitable.
    No Commingling of Account Assets. The assets of the Account will not be commingled with other property except in a common trust fund or common investment fund.
    Minimum Required Distributions Requirement. The balance of your Account must begin to be distributed to you no later than April 1 of the calendar year following the calendar year in which you reach age 70-1/2 (the "Required Beginning Date").
    Distribution of Account Upon Your Death. Different rules apply to how your Account will be distributed upon your death depending on whether or not you die before you begin receiving minimum required distributions and whether or not you have a designated beneficiary. For a more detailed explanation of these rules, see Section 3(t) of this Disclosure Statement.
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    Information regarding Individual Retirement Accounts:
    Eligibility to Make Contributions to an Account. You may make contributions to an Account if: (1) You are under age 70 1/2; and (2) You receive compensation for such taxable year. A rollover contribution is not subject to these age and compensation requirements. Generally, compensation means wages, salaries or professional fees and other amounts received for personal services actually rendered, including commissions paid to salesmen, compensation for services on the basis of a percentage of profits, tips, and bonuses. For a person who is self-employed, compensation includes net earnings from the trade or business in which personal services are a material income-producing factor. As an exception to the above rule, a married person who files a joint tax return may be eligible to establish an Account even though he or she does not have compensation for such taxable year.
    Maximum Allowable Contributions. Except as otherwise provided herein, and except in the case of a rollover contribution, you may make cash contributions to your Account for any year up to a maximum of the "deductible amount," or 100% of your compensation, whichever is less.

For purposes of this Disclosure Statement, the term "deductible amount" is determined in accordance with the following:

Participant is less than 50-years-old

Year                                                                              Maximum Deductible Amount

2002 through 2004                                                                             $3,000

2005 through 2007                                                                             $4,000

2008 and later years                                                                         $5,000

For years beginning after 2008, the maximum deductible amount may be adjusted for cost-of-living increases.

Participant is at least 50-years-old

Year                                                                             Maximum Deductible Amount

2002 through 2004                                                                         $3,500

2005                                                                                                 $4,500

2006 and 2007                                                                                 $5,000

2008 and later years                                                                        $6,000

(c) Timeframe for Making Contributions. You may make contributions to your Account on or before the due date, excluding extensions, for filing your tax return (April 15 for most taxpayers) for the year in which the contribution is made. You may make a contribution to your Account in any year up to the year in which you attain age 70 1/2. The following examples illustrate these rules.

EXAMPLE

John Smith has compensation of $50,000 for 2002. John may make a contribution to his Account for 2002 no later than April 15, 2003, his due date for filing a tax return for the 2002 tax year.

EXAMPLE

Jane Smith will turn age 70 1/2 in 2002 and had compensation in both 2001 and 2002. Jane will be able to make a contribution to her Account for 2001. However, she will not be able to make a contribution to her Account for 2002 because that is the year in which she will reach age 70 1/2.

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(d) Types of Contributions. You may make the following types of contributions to your Account: (1) Deductible contributions; (2) Nondeductible contributions; and (3) Rollover contributions. The rules relating to these different types of contributions are explained in detail below.

(e) Deductible Contributions for Married Taxpayers Filing Jointly When Neither Spouse is an Active Participant in an Employer-Sponsored Plan. If you are married and file a joint tax return, and neither you nor your spouse is an active participant in an "employer-sponsored plan," each of you may make a deductible contribution to a separate account in an amount that does not exceed the lesser of the deductible amount (as described in Section 3(b)), or 100% of your compensation, whichever is less.

An "employer-sponsored plan" is one that an employer sets up for the benefit of its employees, including a qualified pension, profit sharing, stock bonus or money purchase plan, a 401(k) plan, a qualified pension, stock bonus, profit sharing plan created by a collective bargaining agreement between employee representatives and one or more employers, a qualified annuity plan, or a simple retirement account, among others. The rule providing that a married taxpayer filing a joint tax return may contribute for any year the lesser of the deductible amount (as described in Section 3(b)), or 100% of the taxpayer's compensation for such year is modified in the case of a married taxpayer who has less compensation (the "lower paid spouse") than his or her spouse (the "higher paid spouse") for the taxable year. In the case of the lower paid spouse, the maximum allowable deductible contribution is the lesser of the deductible amount (as described in Section 3(b)); or the sum of (A) the lower paid spouse's compensation and (B) the higher paid spouse's compensation, reduced by any amount contributed to a traditional individual retirement account ("IRA") or Roth IRA for the higher paid spouse.

A married person filing a separate return is not entitled to the special "lower paid spouse" rule.

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(f) Deductible Contributions for Married Taxpayers Filing Jointly When Both Spouses are Active Participants in Employer-Sponsored Plans. The maximum deductible contribution limits addressed in Section 3(b) apply if you are married and file a joint tax return, and both you and your spouse are active participants in employer-sponsored plans (as described in Section 3(e) above), and your combined adjusted gross income ("AGI"), as determined by Internal Revenue Code Section 219(g)(3)(A), is less than the first dollar amount in the chart below. In this case, your maximum allowable deductible contribution will not be reduced. However, if your combined AGI is more than the second dollar amount in the chart below, then you cannot make a deductible contribution but you may make a nondeductible contribution as described in Section 3(l) below. Finally, if your combined AGI falls within the dollar range in the chart below, then your maximum deductible contribution will be reduced. To determine the reduction amount, multiply your otherwise maximum allowable deductible IRA contribution by a fraction. The numerator of the fraction is your combined AGI minus the first dollar amount (applicable dollar threshold) in the chart below. The denominator of the fraction is $10,000 ($20,000 for tax years beginning after December 31, 2006). If the calculated reduction is not a multiple of $10, the reduction amount is rounded to the next lowest $10. If the calculated reduction amount is greater than $0 but less than $200, the reduction amount will be $200.

MARRIED TAXPAYERS FILING JOINT RETURNS

For Taxable Years                                                                                     Applicable

Beginning in:                                                                                             Dollar Threshold

2002                                                                                                             $54,000 to $ 64,000

2003                                                                                                              $60,000 to $ 70,000

2004                                                                                                             $65,000 to $ 75,000

2005                                                                                                             $70,000 to $ 80,000

2006                                                                                                             $75,000 to $ 85,000

2007 and thereafter                                                                                    $80,000 to $100,000

EXAMPLE

John and Mary Smith are married and file a joint tax return. They have a combined AGI in 2002 of $59,000 and both are active participants in employer-sponsored plans. Neither John nor Mary are 50-years-old, and the lower paid spouse rule described in Section 3(e) does not apply. John and Mary will calculate their allowable deductible contributions as follows:

                                                    Their combined AGI is $59,000

                                                    Applicable Dollar Threshold Level in 2002 is $54,000

                                                    Their Maximum Allowable Deductible Contribution is $3,000 each

$59,000 less $54,000	x $3,000 = $1,500 Reduction Amount
$10,000

The reduction amount for John and Mary is $1,500. Therefore, the maximum deductible contribution that John and Mary may each make to their own Account is $1,500 ($3,000 less $1,500) for 2002.

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(g) Maximum Deductible Contributions for Married Taxpayers Filing Jointly When One Spouse is an Active Participant. If you are a married taxpayer filing a joint tax return, and either you or your spouse (but not both) is an active participant in an employer-sponsored retirement plan (as described in Section 3(e) above), the maximum allowable deductible contribution for the non-active participant will be reduced when the combined AGI of both spouses is between $150,000 and $160,000 for the taxable year. The spouse who is a non-active participant can calculate the amount of his or her reduced deductible contribution by multiplying the otherwise maximum allowable deductible IRA contribution by a fraction. The numerator of the fraction is the combined AGI (as determined by Internal Revenue Code Section 219(g)(3)(A)) of both spouses minus $150,000. The denominator of the fraction is $10,000. In contrast to the rules in Section 3(f) above, these dollar amounts ($150,000 and $10,000) do not increase from year to year. If the calculated reduction is not a multiple of $10, the reduction amount is rounded to the next lowest $10. If the calculated reduction amount is greater than $0 but less than $200, the reduction amount will be $200.

EXAMPLE

Jerry Johnson is an active participant in an employer-sponsored plan and his spouse, Susan, is not an active participant in an employer-sponsored plan. Neither Jerry nor Susan are 50-years-old. Susan's and Jerry's combined AGI in 2002 is $140,000. Susan, who is not an active participant, can make a deductible IRA contribution of $3,000 in 2002 because their combined AGI is less than $150,000. However, Jerry may not make a deductible IRA contribution because his and Susan's combined AGI exceeds the applicable dollar threshold (determined under Section 3(f)) for an active participant filing a joint income tax return.

EXAMPLE

Assume the same facts as above except that Susan's and Jerry's combined AGI is $153,000 in 2002. Jerry still may not make a deductible IRA contribution because his and Susan's combined AGI exceeds the applicable dollar threshold (determined under Section 3(f)) for an active participant filing a joint income tax return.

Susan's reduced contribution is calculated as follows:

Combined AGI is $153,000

Applicable Dollar Threshold Level is $150,000

Denominator of fraction is $10,000

Otherwise Maximum Allowable Deduction is $3,000

$153,000 less $150,000	x $3,000 = $900 Reduction Amount
$10,000

The reduction amount for Susan is $900. Therefore, the maximum deductible contribution that Susan may make for 2002 is $2,100 ($3,000 less $900).

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(h) Maximum Deductible Contributions for Single Taxpayer Who is not an Active Participant in an Employer-Sponsored Plan. If you are a single taxpayer and you are not an active participant in an employer-sponsored retirement plan (as described in Section 3(e) above), then you may make a deductible contribution in an amount that does not exceed the lesser of the maximum deductible amount (as described in Section 3(b)), or 100% of your compensation.

(i) Maximum Deductible Contributions for Single Taxpayer Who is an Active Participant in an Employer-Sponsored Plan. The maximum deductible contribution limits addressed in Section 3(b) apply if you are a single taxpayer and you are an active participant in an employer-sponsored plan, and your adjusted gross income ("AGI"), as determined by Internal Revenue Code Section 219(g)(3)(A), is less than the first dollar amount in the chart below, (the "applicable dollar threshold"). In this case, your maximum allowable deductible contribution will not be reduced. However, if your AGI is more than the second dollar amount in the chart below, then you cannot make a deductible contribution but you may make a nondeductible contribution as described in Section 3(l) below. Finally, if your AGI falls within the dollar range in the chart below, then your maximum deductible contribution will be reduced. To determine the reduction amount, multiply your otherwise maximum allowable deductible IRA contribution by a fraction. The numerator of the fraction is your AGI minus the first dollar amount (applicable dollar threshold) in the chart below. The denominator of the fraction is $10,000. If the calculated reduction is not a multiple of $10, the reduction amount is rounded to the next lowest $10. If the calculated reduction amount is greater than $0 but less than $200, the reduction amount will be $200.

SINGLE TAXPAYERS

For Taxable Years                                                                                                 Applicable

Beginning in:                                                                                                         Dollar Threshold

2002                                                                                                                         $34,000 to $ 44,000

2003                                                                                                                         $40,000 to $ 50,000

2004                                                                                                                         $45,000 to $ 55,000

2005 and thereafter                                                                                                 $50,000 to $ 60,000

EXAMPLE

Mary Smith, a single person, is an active participant in an employer-sponsored retirement plan and has an AGI of $36,000 in 2002. Mary is less than 50-years-old. Her deductible IRA contribution is calculated as follows:

                                                    Her AGI is $36,000

                                                    Applicable Dollar Threshold level in 2002 is $34,000

                                                    Her Maximum Allowable Deduction is $3,000

                                                             $36,000 less $34,000 x $3,000 = $600 Reduction Amount

                                                                    $10,000

The reduction amount for Mary will be $600. Accordingly, the maximum amount that Mary may contribute to her Account for 2002 is $2,400 ($3,000 less $600).

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(j) Maximum Deductible Contributions for Married Taxpayer Filing Separate Returns When You are Not an Active Participant in an Employer-Sponsored Plan. If you are a married taxpayer filing a tax return from your spouse, and you are not an active participant in an employer-sponsored retirement plan (as described in Section 3(e) above), then you may make a deductible contribution in an amount that does not exceed the lesser of the maximum deductible amount (as described in Section 3(b)), or 100% of your compensation, whichever is less.

(k) Maximum Deductible Contributions for Married Taxpayers Filing Separate Returns When You are an Active Participant in an Employer-Sponsored Plan. The maximum deductible contribution limit as set forth in Section 3(b) applies if you are a married taxpayer filing a tax return separate from your spouse, lived apart from your spouse at all times during the taxable year, and are an active participant in an employer-sponsored plan (as described in Section 3(e) above). The maximum limits will not be reduced if you and your spouse's combined AGI (as determined by Internal Revenue Code Section 219(g)(3)(A)) is less than the first dollar amount in the chart below (the "applicable dollar threshold"). However, if your combined AGI is more than the second dollar amount in the chart below, then you cannot make a deductible contribution but you may make a nondeductible contribution as described in Section 3(l) below. Finally, if your combined AGI falls within the dollar range in the chart below, then your maximum allowable deductible contribution will be reduced. To determine the reduction amount, multiply your otherwise maximum allowable deductible IRA contribution by a fraction. The numerator of the fraction is your combined AGI. The denominator of the fraction is $10,000. If the calculated reduction is not a multiple of $10, the reduction amount is rounded to the next lowest $10. If the calculated reduction amount is greater than $0 but less than $200, the reduction amount will be $200.

MARRIED TAXPAYER FILING SEPARATE TAX RETURN,

LIVING APART AND AN ACTIVE PARTICIPANT

For Taxable Years                                                                                    Applicable

Beginning in:                                                                                             Dollar Threshold

2002                                                                                                              $34,000 to $ 44,000

2003                                                                                                               $40,000 to $ 50,000

2004                                                                                                                 $45,000 to $ 55,000

2005 and thereafter                                                                                         $50,000 to $ 60,000

EXAMPLE

Don Walters and his spouse Lisa are married taxpayers who file separate tax returns and live apart from each other. Don and his spouse have combined AGI of $36,000 for 2002. Don is an active participant in an employer-sponsored plan. Don is less than 50-years-old. Don's deductible IRA contributions are calculated as follows:

$36,000 less $34,000 x $3,000 = $600 Reduction Amount

                                                                $10,000

The reduction amount for Don is $600. Therefore, the maximum deductible contribution that Don may make for 2002 is $2,400 ($3,000 less $600).

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If you are a married taxpayer filing a tax return separate from your spouse, but you did not live apart from your spouse at all times during the taxable year, and you are an active participant in an employer-sponsored plan (as described in Section 3(e) above), then your maximum deductible contribution limit as set forth in Section 3(b) will be reduced. To determine the reduction amount, multiply your otherwise maximum allowable deductible IRA contribution by a fraction. The numerator of the fraction is your AGI (not combined with your spouse's AGI). The denominator of the fraction is $10,000. If the calculated reduction is not a multiple of $10, the reduction amount is rounded to the next lowest $10. If the calculated reduction amount is greater than $0 but less than $200, the reduction amount will be $200.

EXAMPLE

James Jones and his spouse are married taxpayers who file separate tax returns and who do not live apart. James is an active participant in an employer-sponsored retirement plan, and has AGI of $7,000 for 2002. James is less than 50-years-old. James' deductible IRA contributions are calculated as follows:

$7,000 x $3,000 = $2,100 Reduction Amount

                                                    $10,000

The reduction amount for James is $2,100. Therefore, the maximum deductible contribution that James may make for 2002 is $900 ($3,000 less $2,100).

(l) Maximum Nondeductible Contributions. Regardless of your marital status, if all or a part of your contribution for any taxable year cannot be deducted, you may still make a nondeductible contribution to your Account. The maximum nondeductible contribution you may make is the maximum limit set forth in Section 3(b) less any deductible contribution you make for the same tax year. You may also make a nondeductible contribution even if you could have deducted all or part of your contribution. In other words, you can elect to treat an otherwise allowable deductible contribution as a nondeductible contribution.

If you make a nondeductible contribution to your Account, you must report the amount of the nondeductible contribution on Form 8606, Nondeductible IRAs (Contributions, Distributions, and Basis), with your tax return for the year. If you do not file Form 8606, all your IRA contributions will be presumed to be deductible contributions. If you overstate the amount of your nondeductible contributions made for a tax year, you will be subject to a $100 penalty for each such overstatement unless you can show that the overstatement was due to reasonable cause. A $50 penalty will be imposed on you if you do not file a required Form 8606 unless the failure to file was due to reasonable cause.

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(m) Tax Credit. For taxable years beginning after 2001 and before 2007, if you have attained at least the age of 18 as of the end of a taxable year, are not a dependent, and are not a full-time student, then you may be eligible to receive a tax credit on your contributions to your Account equaling a percentage of your retirement savings contributions not exceeding $2,000. This tax credit will be allowed in addition to any tax deduction that may apply. The tax credit may not exceed $1,000 in a given year. For these purposes, "retirement savings contributions" include contributions to your Account or to any other traditional IRA or Roth IRA, and certain contributions made to other employer-sponsored retirement plans.

The tax credit is based upon your adjusted gross income (including foreign earned income and income from Guam, American Somoa, North Mariana Islands and Puerto Rico) and will range from 0 to 50 percent of eligible contributions. The amount of contributions eligible for the credit is reduced by distributions received by you during the prior two taxable years and the current taxable year for which the credit is claimed, including the period up to the due date (plus extensions) for filing the federal income tax return for the current taxable year. To determine your tax credit, if any, multiply the applicable percentage from the chart below by the amount of your retirement savings contributions that do not exceed $2,000.
ADJUSTED GROSS INCOME
Joint Return		Head of a Household		All Other Cases
Over	Not Over	Over	Not Over	Over	Not Over	Applicable Percentage

$0	$30,000	$0	$22,500	$0	$15,000	50%
$30,000	$32,500	$22,500	$24,375	$15,000	$16,250	20%
$32,500	$50,000	$24,375	$37,500	$16,250	$25,000	10%

(n) Rollover Contributions. You may make tax-free rollover contributions to your Account. No deduction is allowed for a rollover contribution. If a rollover contribution is involved, the same property received from the old account or plan may be contributed to this Account. Basically, a "rollover contribution" is a tax-free transfer of funds from one retirement savings program to this Account consisting solely of all or a portion of the individual's interest (reduced by the amount of employee contributions) in an Individual Retirement Account, individual retirement annuity, United States retirement bond, qualified employee retirement plan, qualified employee annuity, qualified bond purchase plan, tax-sheltered annuity or

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account, a governmental eligible deferred compensation plan, or a surviving spouse's lump-sum distribution from a qualified employee retirement plan. In the case of certain eligible rollover distributions from qualified employee retirement plans, the rollover contribution must be accomplished by means of a direct transfer from that plan to this Account in order to avoid federal income tax withholding on the distribution from the qualified employee retirement plan. Otherwise, such contribution must be made within sixty (60) days of receipt and is subject to certain restrictions, depending on the source of the contribution. In cases where federal tax withholding has occurred, you must add your own cash funds to the contribution up to the amount of such withholding to accomplish a full rollover of the taxable distribution from the qualified employee retirement plan. A rollover of a part of the distribution received from such other plan is allowed but may result in tax on the portion which is not rolled over. With limited exceptions, rollover contributions between individual retirement accounts may occur only once every twelve months. You should consult with your attorney or other tax advisor prior to making a "rollover contribution" to ensure that it qualifies as such.

(o) Excess Contributions. With the exception of a "rollover contribution," any contribution in excess of the limits on contributions for a taxable year is subject to an excise tax equal to 6% of the amount of the excess contribution for the taxable year in which it is made, unless the excess (and any income attributable thereto) is withdrawn from the Account before the due date of the tax return for the taxable year in which the contribution is made. The income attributable to such excess contribution is deemed earned and receivable in the year for which the excess contribution is made. This 6% excise tax is also imposed for each subsequent year until the excess amount is eliminated. In addition to withdrawing excess contributions as explained above, the excess contribution may be reduced or eliminated in later years by contributing to the Account amounts less than the maximum allowable contribution in the later years. Distributions out of the Account that are includible in your gross income will also reduce the excess contribution for the year following the year in which the distribution was made. The excise tax described herein is imposed by Section 4973 of the Internal Revenue Code and is in addition to any other federal and state income taxes to which the excess may be subject.

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(p) Distributions in General. Interest or earnings on the contribution, whether deductible or nondeductible, will not be taxed until distributed from the Account, and nondeductible contributions will not be subject to tax when distributed from the Account. To receive a distribution from your Account, you must complete a Request for Payment Form, or similar form acceptable to the Custodian. If you have only made deductible contributions to your Account, then any amount distributed to you from your Account will be included in your gross income in the taxable year in which you receive the distribution. However, if you make any nondeductible contributions, each distribution from your Account will consist of a nontaxable portion (return of nondeductible contributions) and a taxable portion (return of deductible contributions, if any, and Account earnings). You may not take a distribution which is entirely tax-free. The nontaxable portion of your distribution will be determined by multiplying your distribution by a fraction. The numerator of the fraction will be your basis in your Account (i.e., that portion of your nondeductible contributions that have not been distributed to you). The denominator of the fraction will be your Account balance as of the last day of the tax year in which the distribution is made plus the amount of distributions from your Account during the year. In determining the taxable amount of your distribution, all of your IRAs (not including Roth IRAs) are treated as one IRA. As an exception to the above rules, if you rollover a distribution from your Account to a qualified employer retirement plan, a tax-sheltered annuity or account, or a governmental eligible deferred compensation plan, then the distribution will be treated as coming first from all nondeductible contributions and earnings on all of your individual retirement accounts. Furthermore, all distributions during the tax year are treated as one distribution. Additional information on calculating the nontaxable portion of distributions can be obtained from Internal Revenue Service Publication 590.

EXAMPLE

Jim Wilson has made nondeductible contributions of $6,000 to his Account. On October 31, 2001, Jim receives a distribution of $5,000 and has not received any prior distributions. At the end of the year, December 31, 2001, his Account balance is $12,500. The portion of the $5,000 distribution that is not included in Jim's gross income is calculated as follows:

Amount of Distribution is $5,000

Amount of Nondeductible Contributions is $6,000

Account Balance on December 31, 2001 plus Amount of Distribution is $17,500 ($12,500 + $5,000)

$6,000        x $5,000 = $1,714.29

$12,500 + $5,000

Accordingly, $1,714.29 of Jim's $5,000 distribution will not be included in his gross income for 2001. The remaining $3,285.71 ($5,000 less $1,714.29) will be included in Jim's gross income for 2001.

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(q) Premature Distributions. A tax of 10% is imposed by Section 72(t) of the Internal Revenue Code on the amount of certain distributions from the Account made before you have attained age 59-1/2 (with the exception of a distribution that is to be a rollover contribution, a return of an excess contribution, a distribution used for qualified higher education expenses, a distribution that meets the qualified first-time homebuyer requirements, the payment of medical expenses in excess of 7.5 percent of adjusted gross income, a distribution that is part of a series of substantially equal periodic payments, a distribution to pay for health insurance following a separation from employment or a distribution on account of your death or disability or incident to a divorce). Amounts constructively distributed as a result of use of the Account as security for a loan will be considered an early distribution and be subject to the 10% tax if you have not reached age 59 1/2. Any tax imposed by Section 72(t) of the Code is in addition to regular federal and state income taxes; distributions from the Account (except the portion which is a distribution of nondeductible contributions, a distribution that is a rollover contribution or a distribution that is a return of excess contributions) are taxed as ordinary income to you or your beneficiary. If you are under age 59 1/2 and are deciding whether to receive a distribution from your Account, you should seek the advice of a lawyer or other tax advisor to determine the tax consequences of receiving the contemplated distribution.

(r) Minimum Required Distributions. You must begin receiving distributions from your Account on or before April 1 of the calendar year following the calendar year in which you reach age 70 1/2. This is known as your "Required Beginning Date." Ordinarily, you must receive your minimum required distribution for a calendar year before the end of such calendar year. The exception is your first minimum required distribution, which must be made no later than your Required Beginning Date.

The minimum distribution for any taxable year is equal to the amount obtained by dividing your Account balance at the end of the prior year by the applicable divisor. The applicable divisor is generally determined by using the Uniform Lifetime Table in Treasury Regulations Section 1.401(a)(9)-9. This Uniform Lifetime Table assumes your beneficiary is exactly ten years younger than you. However, if your spouse is your sole beneficiary and is more than ten years younger than you, then the applicable divisor is determined by using the Joint and Last Survivor Table set forth in Treasury Regulations Section 1.401(a)(9)-9, using your and your spouse's attained ages as of your and your spouse's birthdays in the distribution calendar year.

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(s) Excess Accumulations. If distributions from the Account do not satisfy the minimum required distribution requirements, a tax equal to 50% of the difference between the amount distributed and the minimum amount required to be distributed will be imposed pursuant to Section 4974 of the Internal Revenue Code.

(t) Distributions Upon Your Death. If you die before your entire Account has been distributed to you, then minimum distributions must be made after your death in accordance with the following:

(1) If you die on or after your Required Beginning Date, then minimum distributions must be made after your death in accordance with the following:

(i) If there is a designated Beneficiary who is someone other than your spouse, the remaining balance of the Account will be distributed over the designated Beneficiary's remaining life expectancy, using the Beneficiary's age as of his or her birthday in the year following the year of your death, or over the period described in subparagraph (iii) below, if longer.

(ii) If your sole designated Beneficiary is your spouse, the remaining balance of the Account will be distributed over your spouse's life, or over the period described in subparagraph (iii) below, if longer. Any interest remaining after your spouse's death will be distributed over your spouse's remaining life expectancy, using the spouse's age as of his or her birthday in the year of the spouse's death, or, if the distributions are being made over the period described in subparagraph (iii) below, over such period.

(iii) If there is no designated Beneficiary, or if this subparagraph (iii) applies by operation of subparagraph (i) or (ii) above, the remaining balance of the Account will be distributed over your remaining life expectancy determined in the year of your death.

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(2) If you die before your Required Beginning Date, then minimum distributions must be made after your death in accordance with the following:

(i) If there is a designated Beneficiary who is someone other than your spouse, the remaining balance of the Account will be distributed, starting by the end of the year following the year of your death, over the designated Beneficiary's remaining life expectancy using the Beneficiary's age as of his or her birthday in the year following the year of your death, or, in accordance with subparagraph (iii) below.

(ii) If your sole designated Beneficiary is your spouse, the remaining balance of the Account will be distributed, starting by the end of the year following the year of your death (or by the end of the year in which you would have attained age 70 1/2, if later) over your spouse's life, or, in accordance with subparagraph (iii) below. If your surviving spouse dies before distributions are required to begin to be made to him or her, the remaining balance of the Account will be distributed, beginning by the end of the year following the year of the surviving spouse's death, over the surviving spouse's designated beneficiary's remaining life expectancy, using the beneficiary's age as of his or her birthday in the year following the death of the surviving spouse, or, in accordance with subparagraph (iii) below. If your surviving spouse dies after distributions are required to begin to be made to him or her, the remaining balance of the Account will be distributed over the surviving spouse's remaining life expectancy, using the surviving spouse's age as of his or her birthday in the year of the surviving spouse's death.

(iii) If there is no designated Beneficiary, or if this subparagraph (iii) applies by operation of subparagraph (i) or (ii) above, the remaining balance of the Account will be distributed by the end of the year containing the fifth anniversary of your death (or your surviving spouse's death).

If you designate multiple Beneficiaries, unless you direct otherwise, then upon your death, the Custodian shall divide your remaining Account balance into separate shares in accordance with your beneficiary designation.

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(u) Distributions in Accordance with Regulations. In all events, distributions from your Account must comply with Treasury Regulations Sections 1.401(a)(9)-2 through 1.401(a)(9)-9, and if any of the provisions herein are inconsistent with Internal Revenue Code Section 401(a)(9), then Internal Revenue Code Section 401(a)(9) shall govern.

(v) Engaging in Prohibited Transactions. If you or your beneficiary engages in a prohibited transaction described in Section 4975(c) of the Internal Revenue Code with respect to your Account, the Account will lose its exemption from tax by reason of Section 408(e)(2)(A) of the Internal Revenue Code, and you must include in your gross income the fair market value of the Account.

(w) Pledging Account as Collateral. If you pledge your Account as security for a loan, then, under Section 408(e)(4) of the Internal Revenue Code, the portion so pledged is treated as distributed to you. This deemed distribution would subject you to current income taxation for the taxable year during which your Account is so used.

(x) Estate Taxes/Gift Taxes. The balance in your Account at the time of your death is includible in your gross estate for federal estate tax purposes. Naming a beneficiary to receive a distribution from the Account upon death will not, however, be treated as a gift by you subject to gift tax.

(y) Distribution from IRA Not Treated as Lump Sum Distribution. Section 402(e) of the Internal Revenue Code (relating to the special tax treatment for lump-sum distributions from qualified employee retirement plans) is not applicable to distributions from an Individual Retirement Account.

(z) Requirement to File Form 5329. Form 5329 (Return for Additional Taxes Attributable to Qualified Retirement Plans-Including IRAs-Annuities, and Modified Endowment Contracts) must accompany your tax return if any penalty taxes described in this Disclosure Statement are owed.

4. Fee Schedule. Until otherwise changed in accordance with the terms of the Custodial Agreement, the following charges will be payable to the Custodian:

(a) Acceptance Fee: $5.00, deducted from your initial contribution to the Account.

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(b) Annual Maintenance Fee: $8.00 for each year until withdrawals from the Account commence, deducted from the contribution for each year, or, if no contribution is made, from the Account.

(c) Termination Fee: $8.00, payable on the termination and closure of the Account by the Depositor or his Beneficiary.

(d) Periodic Cash Distribution: $1.75, deducted from each payment.

(e) Reinvestment of Cash Distributions (dividend and capital gains payments from the shares of Bridges Investment Fund, Inc.): $1.05 for each reinvestment, deducted from the amount of such dividend or capital gains payment.

5. Method for Computing and Allocating Annual Earnings. Each year, substantially all of the net income of Bridges Investment Fund, Inc. (earnings on investments less the expenses of operating the Fund) and net capital gains, if any, realized from the sale of securities by the Fund, are distributed in the form of dividends to shareholders. Such dividends are paid on a per share basis. Your Account will receive dividends from Bridges Investment Fund, Inc., based on the number of shares held by you in your Account as of the date a dividend is declared. Since, however, dividends are contingent upon the Fund's having net income and/or net capital gains, no dividends can be guaranteed or projected for any year.

A more complete explanation of the management and operation of Bridges Investment Fund, Inc., is contained in the Prospectus for the Fund. You will receive quarterly and annual reports so long as any portion of your Account is invested in shares of Bridges Investment Fund, Inc.

6. IRS Approval. The Bridges Investment Fund, Inc., Custodial Agreement has been approved as to form by the National Office of the Internal Revenue Service in Washington, D.C. on ___________________. However, the approval that has been issued by the Internal Revenue Service is a determination only as to the form of the Account and does not represent a determination of the merits of the Account.

7. Additional Information. Further information concerning Individual Retirement Accounts can be obtained from any district office of the Internal Revenue Service. Also, additional tax information is available in Revenue Service Publication 590 which can be obtained from any IRS district office.

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NOTICE TO DEPOSITOR

This Disclosure Statement is not intended as a complete or definitive explanation or interpretation of the law regarding Individual Retirement Accounts. You should consult with your attorney or other tax advisor regarding the legal and financial consequences of establishing, making contributions to, or receiving distributions from, an Account. You have the sole responsibility for determining your eligibility to establish an Account and the propriety and tax consequences of any contribution to, or distribution from, the Account.

The undersigned acknowledge(s) receipt of this Disclosure Statement the _____ day of _______________, _______.

Printed Name of Depositor

Signature of Depositor